Exhibit 5(a)
[KEYCORP LETTERHEAD]
June 13, 2011
KeyCorp
127 Public Square
Cleveland, Ohio 44114
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     I am Vice President and Senior Counsel of KeyBank National Association (“KeyBank”) and in that capacity represent KeyCorp (the “Corporation”) and its subsidiaries as counsel, and have acted as counsel to the Corporation in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on June 13, 2011 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration of certain classes of securities of the Corporation, consisting of:
(a)	debt securities (the “Debt Securities”) to be issued from time to time under (i) a Senior Indenture, a copy of which is incorporated by reference to Exhibit 4(c) to Registration Statement No. 33-58405, filed with the Commission on April 3, 1995 (“Registration Statement No. 33-58405”), between the Corporation and Deutsche Bank Trust Company Americas (formerly known and Bankers Trust Company), as trustee (the “Senior Indenture”), and (ii) a Subordinated Indenture, a copy of which is incorporated by reference to Exhibit 4(d) to Registration Statement No. 33-58405, between the Corporation and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, being referred to herein collectively as the “Indentures”);

(b)	shares of preferred stock, with a par value of $1 each, of the Corporation (the “Preferred Stock”);

(c)	depositary receipts (the “Depositary Receipts”) for depositary shares (the “Depositary Shares”) representing an interest in shares of Preferred Stock of the Corporation to be issued under a Deposit Agreement, substantially in the form that is incorporated by reference to Exhibit 4(i) to Registration Statement No. 33-58405 (the “Deposit Agreement”), between the Corporation and a bank or trust company, as depositary (the “Depositary”);

(d)	common shares, with a par value of $1 each, of the Corporation (the “Common Shares”);

KeyCorp
June 13, 2011

(e)	warrants entitling the holder to purchase Debt Securities, Preferred Stock, Common Shares, or Depositary Shares (the “Securities Warrants”) to be issued from time to time under a Warrant Agreement, substantially in the form that is incorporated by reference to Exhibit 4(g) to Registration Statement No. 33-58405 (the “Securities Warrant Agreement”), between the Corporation and a bank or trust company, as warrant agent (the “Securities Warrant Agent”); and

(f)	units, consisting of one or more of the Securities (as defined below) in any combination (the “Units”).
     The Debt Securities, Preferred Stock, Depositary Shares, Common Shares, Warrants, and Units are referred to herein collectively as the “Securities.” Certain issues of Debt Securities may provide that such Debt Securities are convertible at the option of the holder or the Corporation into certain classes or series of Securities of the Corporation and certain series of Preferred Stock may provide that the Preferred Stock of such series is convertible at the option of the holder into Common Shares or any other class or series of Securities of the Corporation or convertible at the option of the Corporation into certain classes or series of Securities of the Corporation.
     I am familiar with the corporate proceedings of the Corporation to date with respect to the proposed issuance and sale of the Securities, and I have examined such corporate records of the Corporation and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, I have assumed, without any independent investigation, that (i) all documents that have been submitted to me as originals are authentic, and that all documents that have been submitted to me as copies conform to authentic, original documents; and (ii) all persons executing agreements, instruments or documents examined or relied upon by me had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine.
     I have assumed that each of the documents have been duly authorized, executed and delivered by each of the parties thereto other than the Corporation and constitute valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as limited by Title 11 of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws relating to or affecting creditors’ rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys’ fees may not be enforced by courts applying Ohio law.
     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:
1.	The Corporation is a corporation duly organized and validly existing under the laws of the State of Ohio.

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June 13, 2011

2.	When in accordance with applicable law appropriate corporate action has been taken to fix the terms of one or more issues of the Debt Securities under the applicable Indenture and to authorize their issuance and sale, and when the Debt Securities with the terms so fixed shall have been duly authenticated under the applicable Indenture, and issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable Indenture.

3.	When and if any Debt Securities that have been issued in accordance with paragraph 2 or paragraph 8 have been surrendered to the Corporation for conversion in accordance with the applicable Indenture, and Common Shares, shares of Preferred Stock or Debt Securities, as the case may be, so issuable upon such conversion have been, in the case of Common Shares, validly issued or delivered from Common Shares duly authorized and reserved therefor by appropriate corporate action, or in the case of shares of Preferred Stock, validly issued or delivered from shares of any Preferred Stock duly authorized and reserved therefor after appropriate corporate and other action has been taken in accordance with paragraph 4, or, in the case of Debt Securities, validly issued or delivered from Debt Securities duly authorized and the terms of which have been fixed by appropriate corporate action and authenticated under an applicable Indenture, such Common Shares or Preferred Stock will be validly issued, fully paid and nonassessable and such Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable Indenture.

4.	When appropriate corporate action has been taken to authorize the issuance and fix the terms of one or more issues of Preferred Stock in accordance with applicable law and the Corporation’s charter documents, such shares of Preferred Stock will have been duly authorized and, when issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.	When and if any shares of Preferred Stock that have been issued in accordance with paragraph 4 or paragraph 8 have been surrendered to the Corporation for conversion, and Common Shares or Debt Securities, as the case may be, so issuable upon such conversion, have been duly issued or delivered from Common Shares duly authorized and reserved therefor by appropriate corporate action, or, in accordance with paragraph 2, from Debt Securities duly authorized and the terms of which have been fixed by appropriate corporate action and authenticated under the applicable Indenture, as the case may be, such Common Shares will be validly issued, fully paid and nonassessable and such Debt Securities will constitute valid and legally binding

KeyCorp
June 13, 2011

obligations of the Corporation entitled to the benefits provided by the applicable Indenture.

6.	When appropriate action has been taken to authorize the issuance and fix the terms of one or more issues of Depositary Shares and the underlying Preferred Stock in accordance with paragraph 4, and to authorize the execution and delivery of the related Deposit Agreement, and when such Deposit Agreement shall have been duly executed and delivered by the Corporation and the Depositary, such Depositary Shares and shares of underlying Preferred Stock will have been duly authorized and, when Depositary Receipts for such Depositary Shares and the Depositary Shares shall have been issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, or in accordance with paragraph 7, pursuant to and in a manner consistent with such authorization, and when the underlying Preferred Stock shall have been validly issued after appropriate corporate action and other action has been taken in accordance with paragraph 4, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

7.	When appropriate corporate action has been taken to authorize the issuance of Common Shares in accordance with applicable law and the Corporation’s charter documents, such Common Shares will have been duly authorized and, when issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such Common Shares will be validly issued, fully paid and nonassessable.

8.	When appropriate corporate action has been taken to authorize the Corporation to execute and deliver the Securities Warrant Agreement, to fix the terms of one or more issues thereunder of Securities Warrants, and to authorize their issue, and such Securities Warrant Agreement shall have been duly executed and delivered by the Corporation and the Securities Warrant Agent, and when Securities Warrants with terms so fixed shall have been duly countersigned by the Securities Warrant Agent in accordance with such corporate action, such Securities Warrants shall constitute valid and legally binding obligations of the Corporation, and, where applicable (i) the Debt Securities issuable upon exercise of any such Securities Warrants, when, in accordance with paragraph 2, duly authorized by appropriate corporate action and authenticated under the applicable Indenture, and when paid for in accordance with the terms of the applicable Securities Warrants, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable Indenture; (ii) the shares of Preferred Stock issuable upon exercise of any such Securities Warrants, when duly authorized and reserved therefor after appropriate corporate and other action has been taken in accordance with paragraph 4, and when paid for in accordance with the terms of the applicable Securities Warrants, will be validly issued, fully paid and nonassessable; (iii) the Common Shares issuable

KeyCorp
June 13, 2011

upon exercise of any such Securities Warrants when duly authorized and reserved for issuance therefor by appropriate corporate action, and when paid for in accordance with the terms of the applicable Securities Warrants, will be validly issued, fully paid and nonassessable; and (iv) the Depositary Shares issuable upon exercise of any such Securities Warrants when duly authorized by appropriate corporate action and other action has been taken in accordance with paragraph 6, and when paid for in accordance with the applicable Securities Warrants, will be validly issued and will entitle the holders to the rights specified in the Depositary Receipts and the Deposit Agreement.

9.	When appropriate corporate action has been taken to authorize the Corporation to execute and deliver a unit agreement to fix the terms of one or more issues thereunder of Units, and to authorize their issue, and such unit agreement shall have been duly executed and delivered by the Corporation and when Units with terms so fixed shall have been executed, and authenticated as specified in such unit agreement and delivered against payment therefor pursuant to its terms, shall constitute valid and legally binding obligations of the Corporation, enforceable in accordance with the terms of such Units.
     The opinions set forth above are subject to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
     This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.
     I am licensed to practice law in the State of Ohio and the State of New York and, accordingly, the foregoing opinions are limited solely to the laws of the State of Ohio, the State of New York and applicable federal laws of the United States. I call your attention to the fact that the Indentures, the Deposit Agreement, the Securities Warrant Agreement and certain other documents, agreements and instruments referred to above may be governed by the laws of a jurisdiction other than Ohio or New York. I express no opinion as to matters governed by any laws other than laws of the State of Ohio, the State of New York and the federal laws of the United States of America.

KeyCorp
June 13, 2011

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein.

Very truly yours,
/s/ Molly Z. Brown
Molly Z. Brown
Counsel to KeyCorp Vice President and Senior Counsel of KeyBank National Association